EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-268507 and Form S-3 No. 333-268508) of FTAI Infrastructure Inc. of our report dated May 13, 2025, related to the consolidated financial statements of Long Ridge Energy & Power LLC as of and for the year ended December 31, 2024 appearing in this Current Report on Form 8-K/A of FTAI Infrastructure Inc.

/s/ Ernst & Young LLP

New York, New York
May 13, 2025